Exhibit T3A.5
ARTICLES OF ORGANIZATION
OF
HOMER NEWS, LLC
Article 1.
     The name of the limited liability company is HOMER NEWS, LLC (hereinafter “Company”).
Article 2.
     Management of the Company is vested in one or more managers elected in accordance with such operating agreement agreed to by the members of the Company or the Georgia Limited Liability Company Act.
     IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization.
     This 20th day of September, 2001.

/s/ Mark S. Burgreen
Mark S. Burgreen, Organizer, Homer
News, LLC

AMENDMENT TO ARTICLES OF ORGANIZATION
OF
HOMER NEWS, LLC
(a Georgia limited liability company)
ARTICLE I
     The name of the limited liability company is “HOMER NEWS, LLC” (the “Company”).
ARTICLE II
     The Company’s Articles of Organization were filed on September 21, 2001.
ARTICLE III
     Article 2 of the Company’s Articles of Organization is hereby deleted in its entirety.
     IN WITNESS WHEREOF, this Amendment to Articles of Organization has been executed by the undersigned this 19th day of May, 2009.

HOMER NEWS, LLC
By: Morris Publishing Group, LLC As its: Sole Member

By:	/s/ William S. Morris III
William S. Morris III As its: Vice President

HOMER NEWS, LLC

By:	/s/ William S. Morris III

William S. Morris III As its: Vice President